UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

SURGICAL CARE AFFILIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36154	20-8740447
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Suite 250 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

(847) 236-0921

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Surgical Care Affiliates, Inc. (the “Company”), the Board adopted the Surgical Care Affiliates, Inc. 2016 Omnibus Long-Term Incentive Plan (the “Plan”) on April 14, 2016 and submitted the Plan for stockholder approval at the 2016 Annual Meeting of Stockholders of the Company. As noted below, the Company’s stockholders approved the Plan at the 2016 Annual Meeting of Stockholders.

The Plan became effective upon stockholder approval on June 2, 2016 and terminates ten years from the effective date, unless terminated sooner as provided for within the Plan. The Plan provides for the granting of cash incentive awards and equity-based or equity-related incentive awards, including incentive stock options and non-qualified stock options, stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units and share-denominated performance units, to employees, consultants and non-employee directors of the Company and its subsidiaries. A maximum of 3,600,000 shares of the Company’s common stock are available for issuance under the Plan.

A more complete description of the Plan is included under the caption “Proposal 2: Approval of the Surgical Care Affiliates, Inc. 2016 Omnibus Long-Term Incentive Plan” in the Company’s Proxy Statement on Schedule 14A (the “2016 Proxy Statement”) filed with the Securities and Exchange Commission on April 22, 2016, which description is incorporated by reference herein. Additionally, the descriptions of the terms of the Plan contained herein and in the 2016 Proxy Statement are qualified in their entirety by the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 2, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Class III Directors. The stockholders elected each of the director nominees to serve as Class III directors until the Company’s 2019 annual meeting of stockholders and until their successors have been elected and qualified. The three nominees were current Class III directors of the Company who were re-elected. The voting for each of the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Andrew P. Hayek	35,586,551	1,952,557	22,256	674,838
Frederick A. Hessler	36,773,437	765,419	22,508	674,838
Lisa Skeete Tatum	36,773,417	765,623	22,324	674,838

Proposal 2 – Approval of Surgical Care Affiliates, Inc. 2016 Omnibus Long-Term Incentive Plan. The stockholders approved the Surgical Care Affiliates, Inc. 2016 Omnibus Long-Term Incentive Plan. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,908,555	1,464,973	187,836	674,838

Proposal 3 – Approval of Compensation of Named Executive Officers. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,672,397	866,607	22,360	674,838

Proposal 4 – Approval of Frequency of Future Advisory Votes on Compensation of Named Executive Officers. The stockholders approved, on an advisory basis, the frequency of “Every Year” for future advisory votes on the compensation of the Company’s named executive officers. The result of the vote taken at the Annual Meeting was as follows:

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
34,948,215	23,082	2,566,947	23,120	674,838

Proposal 5 – Ratification of Appointment of Independent Registered Public Accountants. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2016. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
38,105,516	109,360	21,236

Item 8.01.	Other Events.

As previously disclosed, on February 29, 2016, the Company notified the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) that the Company was no longer in compliance with NASDAQ Marketplace Rule 5605(c)(2)(A) (the “Rule”), which requires the Company to have at least three independent directors serving on the Audit Committee of the Board (the “Audit Committee”), and the Company received a customary letter from NASDAQ regarding such noncompliance on March 1, 2016. The Company’s noncompliance with the Rule was the result of the resignation of Curtis S. Lane as a Class II director of the Company and as a member of the Audit Committee, effective February 29, 2016.

In connection with the previously disclosed election of Kenneth R. Goulet as a Class II director of the Company and Mr. Goulet’s appointment as a member of the Audit Committee, effective June 1, 2016, the Company received notice from NASDAQ on June 2, 2016 that it had regained compliance with the Rule.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Surgical Care Affiliates, Inc. 2016 Omnibus Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Surgical Care Affiliates, Inc.

Dated: June 6, 2016	/s/ Richard L. Sharff, Jr.
	Name:	Richard L. Sharff, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Surgical Care Affiliates, Inc. 2016 Omnibus Long-Term Incentive Plan

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